UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 17, 2007

SOURCE PETROLEUM INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-51241

(Commission File Number)

98-0443283

(IRS Employer Identification No.)

Suite 620, 304 - 8th Avenue, S.W., Calgary, Alberta T2P 1C1 Canada

(Address of principal executive offices and Zip Code)

403.444.2893 x 223

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On January 17, 2007, we adopted a stock option plan (the “2007 Option Plan”) for our directors, employees and consultants, reserving a total of 5,000,000 shares of our common stock for issuance pursuant to grants made under the 2007 Option Plan. The 2007 stock option plan is attached as Exhibit 10.1 to this Form 8-K.

Also on January 17, 2007, we entered into stock option agreements with one consultant and two directors and officers of our company, granting options to purchase an aggregate of 2,000,000 shares of our common stock. The options will vest in accordance with the stock option agreements. The form of stock option agreement is attached as Exhibit 10.2 to this Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities.

As of January 17, 2007, we granted stock options to one consultant and two directors and officers of our company to purchase an aggregate of 2,000,000 shares of our common stock, 500,000 of which at an exercise price of $1.30 per share and 1,500,000 of which at an exercise price of $1.00 per share. The stock options are exercisable until January 17, 2012. The stock options vest as set forth in the stock option agreements dated January 17, 2007.

Item 9.01.	Financial Statements and Exhibits
10.1	Form of Stock Option Plan.
10.2	Form of Stock Option Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOURCE PETROLEUM INC.

By:	/s/ Hussein Charanek
Hussein Charanek
President, Chief Executive Officer and Director
Date: January 19, 2007